As filed with the Securities and Exchange Commission on June 27, 2022

Registration No. 333-176940

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nielsen Holdings plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1225347
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

675 Avenue of the Americas New York, New York 10010	5th Floor Endeavour House 189 Shaftesbury Avenue London, WC2H 8JR United Kingdom

(Address, including zip code, of principal executive offices)

The Nielsen Company 401(k) Savings Plan

(Full Title of the Plan)

George D. Callard

Chief Legal & Corporate Affairs Officer

Nielsen Holdings plc

675 Avenue of the Americas

New York, New York 10010

(410) 717-7134

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Francesca Odell

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Nielsen Holdings plc (the “Registrant”) is filing this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 21, 2011, File No. 333-176940, as amended by the Post-Effective Amendment No. 1 filed with the Commission on August 31, 2015 and the Post-Effective Amendment No. 2 filed with the Commission on June 29, 2016 (the “Amended S-8”). The Amended S-8 covered 5,140,000 shares of the Registrant to be offered under The Nielsen Company 401(k) Savings Plan (the “401(k) Plan”), as well as interests to be offered or sold pursuant to such plan.

The 401(k) Plan has terminated the option to invest in a fund consisting primarily of ordinary shares, €0.07 par value per share, of the Registrant. Accordingly, by this Post-Effective Amendment No. 3 to Registration Statement on Form S-8, the Registrant hereby deregisters 5,140,000 shares of the Registrant and all plan interests that remain unsold under the 401(k) Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia on June 27, 2022.

NIELSEN HOLDINGS PLC

By:	/s/ George D. Callard
Name:	George D. Callard
Title:	Chief Legal & Corporate Affairs Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Kenny	Chief Executive Officer and Director	June 27, 2022
David Kenny	(Principal Executive Officer)

/s/ Linda Zukauckas	Chief Financial Officer	June 27, 2022
Linda Zukauckas	(Principal Financial Officer)

/s/ Henry Iglesias	Senior Vice President and Corporate Controller	June 27, 2022
Henry Iglesias	(Principal Accounting Officer)

/s/ James A. Attwood, Jr.	Director	June 27, 2022
James A. Attwood, Jr.

/s/ Thomas H. Castro	Director	June 27, 2022
Thomas H. Castro

/s/ Guerrino De Luca	Director	June 27, 2022
Guerrino De Luca

/s/ Karen M. Hoguet	Director	June 27, 2022
Karen M. Hoguet

/s/ Janice Marinelli Mazza	Director	June 27, 2022
Janice Marinelli Mazza

/s/ Jonathan F. Miller	Director	June 27, 2022
Jonathan F. Miller

/s/ Stephanie Plaines	Director	June 27, 2022
Stephanie Plaines

/s/ Nancy Tellem	Director	June 27, 2022
Nancy Tellem

/s/ Lauren Zalaznick	Director	June 27, 2022
Lauren Zalaznick

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Healdsburg, State of California on June 27, 2022.

THE NIELSEN COMPANY 401(K) SAVINGS PLAN

By:	/s/ Brendon Perkins
Name:	Brendon Perkins
Title:	Senior Vice President, Global Compensation and Benefits